Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-71683 of Redding Bancorp on Form S-8 of our report dated January 17, 2003, appearing in this Annual Report on Form 10-K of Redding Bancorp for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP
March 5, 2003